Interactive Intelligence Reports 2008 Third Quarter and Nine-Month Results

INDIANAPOLIS, Oct. 27, 2008 – Interactive Intelligence (Nasdaq: ININ), a global developer of unified IP business communications solutions, today reported results for the quarter and nine-month period ended Sept. 30, 2008.

2008 third quarter revenues were $30.1 million, a three percent increase from $29.2 million in the same quarter last year.

Operating income for the 2008 third quarter was $1.4 million, compared to $2.5 million in the 2007 third quarter. Non-GAAP (generally accepted accounting principles) operating income was $1.8 million, compared to $3.3 million in the third quarter of 2007. Non-GAAP operating income excludes charges for stock-based compensation of $439,000 and $812,000 in the third quarters of 2008 and 2007, respectively.

Net income in the 2008 third quarter was $924,000, with diluted earnings per share (EPS) of $0.05, compared to $3.0 million and $0.15, respectively, in the 2007 third quarter. Net income includes fully taxed earnings in 2008. Non-GAAP net income in the third quarter of 2008 was $2.0 million with EPS of $0.11, compared to $3.8 million and $0.19, respectively, in the 2007 third quarter. Non-GAAP net income excludes charges for stock-based compensation and non-cash tax expense.

“As in the previous quarter, demand was strong from new customers while current customers limited expansion of their existing implementations,” said Interactive Intelligence founder and CEO, Dr. Donald E. Brown. “Both trends were primarily driven by the difficult economic environment. Organizations looking for immediate efficiencies selected our solutions while many existing customers face slower growth and have reduced capital expenditures. Since our technologies are particularly relevant during slow economic periods, we are responding to the current capital spending conditions by clearly articulating the strong returns on investment and value we deliver to our customers.”

For the nine months ended Sept. 30, 2008, revenues were a record $90.1 million, a 12 percent increase from $80.6 million in the same period in 2007.

Operating income for the first nine months of 2008 was $4.1 million, compared to $6.1 million for the same period in 2007. For the first nine months of 2008, non-GAAP operating income was $6.4 million, compared to $8.4 million in 2007. Non-GAAP operating income excludes charges for stock-based compensation of $2.3 million in both 2008 and 2007.

Net income for the nine months ended Sept. 30, 2008 was $2.9 million, with EPS of $0.15, compared to $7.1 million and $0.37, respectively, in the same period in 2007. Net income includes fully taxed earnings in 2008. Non-GAAP net income was $7.3 million with EPS of $0.38, compared to $9.4 million and $0.49, respectively, in the first nine months of 2007. Non-GAAP net income excludes charges for stock-based compensation and non-cash tax expense.

Cash and short-term investments as of Sept. 30, 2008 totaled $49.3 million, up from $46.3 million on Dec. 31, 2007. Cash flow from operations for the first nine months of 2008 was $11.4 million, compared to $9.8 million in the first nine months of 2007. During the third quarter of 2008, the company repurchased 353,000 shares of its common stock for $3.4 million under a plan that was approved by the board of directors in July 2008.

Additional Highlights

Interactive Intelligence hosted its 10th annual partner conference earlier this month at its headquarters city in Indianapolis, Indiana. The conference attracted more than 190 reseller, consultant and analyst attendees. This year 19 resellers were honored for their 10-year partnerships with Interactive Intelligence.

Product highlights during the quarter included the latest release of the company’s Interaction SIP Proxy™ designed to increase reliability, improve security and simplify deployment for distributed enterprises and call centers. In addition, the Joint Interoperability Test Command certified the company’s all-in-one IP communications software suite for use by the Department of Defense.

Interactive Intelligence will host a conference call today, Oct. 27, at 4:30 p.m. Eastern time (EDT), featuring Dr. Brown and the company's CFO, Stephen R. Head. A live Q&A session will follow opening remarks.

To access the teleconference, please dial 1 877.397.0286 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: “Interactive Intelligence third quarter earnings call.”

The teleconference will also be broadcast live on Interactive Intelligence's investor relations' page at http://investors.inin.com. An archive of the teleconference will be posted following the call.

The non-GAAP measures shown in this release exclude non-cash stock-based compensation expense for stock options and non-cash income tax expense. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included after the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company’s results of operations. Further, management believes that these non-GAAP measures improve management’s and investors’ ability to compare the company’s financial performance with historical periods because certain historical periods excluded stock-based compensation expense for stock options (prior to 2007) and income tax expense and benefits have varied significantly and are primarily non-cash. Interactive Intelligence’s management uses these non-GAAP results to compare its performance to its peers in the software industry. Because stock-based compensation expense and non-cash income tax expense amounts can vary significantly between companies, it is useful to compare results excluding these amounts. Management also uses financial statements that exclude stock-based compensation expense related to stock options and non-cash income tax amounts for its internal budgets.

About Interactive Intelligence
Interactive Intelligence Inc. (Nasdaq: ININ) is a global provider of unified business communications solutions for contact center automation, enterprise IP telephony, and enterprise messaging. The company was founded in 1994 and has more than 3,000 customers worldwide. Interactive Intelligence is among Software Magazine’s top 500 global software and services suppliers, is ranked among NetworkWorld’s top 200 North American networking vendors, is a BusinessWeek “hot growth 50” company, and is among FORTUNE Small Business Magazine’s top 100 fastest growing companies. Interactive Intelligence employs approximately 600 people and is headquartered in Indianapolis, Indiana. It has six global corporate offices with additional sales offices throughout North America, Europe, Middle East, Africa and Asia Pacific. Interactive Intelligence can be reached at +1 317.872.3000 or info@inin.com; on the Net: www.inin.com.

This release contains certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: unstable economic conditions; rapid technological changes in the industry; the company's ability to maintain profitability; to manage successfully its growth and increasingly complex third-party relationships; to maintain successful relationships with its current and any new partners; to maintain and improve its current products; to develop new products; to protect its proprietary rights adequately; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K.

Interactive Intelligence Inc. is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

ININ-G

Contacts:
Stephen R. Head
Chief Financial Officer
Interactive Intelligence Inc.
+1 317.715.8412
steve.head@inin.com

Christine Holley
Director, Market Communications
Interactive Intelligence Inc.
+1 317.715.8220
christine.holley@inin.com

###

Interactive Intelligence, Inc.
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
		(Note 1)		(Note 1)
Revenues:
Product	$14,687	$15,526	$44,853	$42,484
Services	15,369	13,676	45,296	38,141
Total revenues	30,056	29,202	90,149	80,625
Costs of revenues:
Product	3,702	4,232	10,741	10,173
Services	6,059	5,533	18,044	15,475
Total cost of revenues	9,761	9,765	28,785	25,648
Gross profit	20,295	19,437	61,364	54,977
Operating expenses:
Sales and marketing	9,569	9,286	29,889	26,762
Research and development	5,801	4,348	16,102	12,472
General and administrative	3,560	3,310	11,269	9,660
Total operating expenses	18,930	16,944	57,260	48,894
Operating income	1,365	2,493	4,104	6,083
Other income:
Interest income, net	329	412	1,132	1,268
Other income (expense)	(71)	29	(26)	(69)
Total other income	258	441	1,106	1,199
Income before income taxes	1,623	2,934	5,210	7,282
Income tax benefit (expense)	(699)	37	(2,324)	(163)
Net income	$924	$2,971	$2,886	$7,119

Net income per share:
Basic	$0.05	$0.17	$0.16	$0.41
Diluted	0.05	0.15	0.15	0.37

Shares used to compute net income per share:
Basic	17,976	17,461	17,969	17,388
Diluted	18,855	19,407	19,059	19,336

Note 1: The 2007 amounts for the three and nine month periods have been changed to reflect adjustments to product revenues and related commission expense. These adjustments were deemed immaterial to the prior periods.

Interactive Intelligence, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Net income, as reported	$924	$2,971	$2,886	$7,119
Non-cash stock-based compensation expense:
Cost of services	13	70	154	184
Sales and marketing	132	313	876	943
Research and development	205	153	637	411
General and administrative	89	276	648	748
Total	439	812	2,315	2,286
Non-cash income tax expense	635	-	2,112	-
Non-GAAP net income	$1,998	$3,783	$7,313	$9,405

Operating income, as reported	$1,365	$2,493	$4,104	$6,083
Non-cash stock-based compensation expense	439	812	2,315	2,286
Non-GAAP operating income	$1,804	$3,305	$6,419	$8,369

Diluted EPS, as reported	$0.05	$0.15	$0.15	$0.37
Non-cash stock-based compensation expense	0.02	0.04	0.12	0.12
Non-cash income tax expense	0.04	-	0.11	-
Non-GAAP diluted EPS	$0.11	$0.19	$0.38	$0.49

Interactive Intelligence, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2008	2007
	(unaudited)	(Note 1)
Assets
Current assets:
Cash and cash equivalents	$34,476	$29,359
Short-term investments	14,845	16,968
Accounts receivable, net	25,231	27,527
Deferred tax assets, net	5,833	5,833
Prepaid expenses	5,297	5,501
Other current assets	2,513	1,414
Total current assets	88,195	86,602
Property and equipment, net	11,091	6,932
Deferred tax assets, net	5,735	7,520
Other assets, net	2,781	2,384
Total assets	$107,802	$103,438

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$12,856	$9,594
Accrued compensation and related expenses	3,589	4,381
Deferred product revenues	5,104	6,843
Deferred services revenues	28,611	28,711
Total current liabilities	50,160	49,529
Noncurrent deferred revenue	6,151	5,290
Total liabilities	56,311	54,819

Shareholders' equity:
Preferred stock	-	-
Common stock	177	179
Additional paid-in-capital	82,750	79,405
Treasury stock	(3,357)	-
Accumulated deficit	(28,079)	(30,965)
Total shareholders' equity	51,491	48,619
Total liabilities and shareholders' equity	$107,802	$103,438

Note 1: December 31, 2007 amounts are derived from the audited Consolidated Balance Sheet included in the 2007 Annual Report on Form 10-K of Interactive Intelligence, Inc., with reclassifications between cash and cash equivalents and short-term investments. These reclassifications were deemed immaterial to the prior period.

Interactive Intelligence, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Nine Months Ended
	September 30,
	2008	2007

Operating activities:
Net income	$2,886	$7,119
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	2,621	1,941
Stock-based compensation expense	2,315	2,286
Deferred income tax	1,785	-
Accretion of investment income	(104)	(317)
Excess tax benefits from stock-based payment arrangements	(177)	-
Changes in operating assets and liabilities:
Accounts receivable	2,296	(8,191)
Prepaid expenses	204	(617)
Other current assets	(1,099)	216
Other assets	(397)	(49)
Accounts payable and accrued liabilities	2,845	1,192
Accrued compensation and related expenses	(792)	662
Deferred product revenues	(1,739)	908
Deferred services revenues	(100)	4,682
Deferred revenue -long term	861	-
Net cash provided by operating activities	11,405	9,832

Investing activities:
Sales of available-for-sale investments	20,050	18,115
Purchases of available-for-sale investments	(17,890)	(15,192)
Purchases of property and equipment	(6,186)	(3,601)
Acquisition of intangible and other assets	-	(1,033)
Net cash used in investing activities	(4,026)	(1,711)

Financing activities:
Proceeds from stock options exercised	717	1,628
Proceeds from issuance of common stock	205	150
Excess tax benefits from stock-based payment arrangements	177	-
Repurchase of treasury stock	(3,361)	-
Net cash provided by (used in) financing activities	(2,262)	1,778
Net increase in cash and cash equivalents	5,117	9,899
Cash and cash equivalents, beginning of period	29,359	13,531
Cash and cash equivalents, end of period	$34,476	$23,430

Cash paid during the period for:
Income taxes	$195	$147

Other non-cash item:
Purchases of property and equipment payable at end of period	$594	$-